UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2008

Vu1 CORPORATION

(Exact Name of Registrant as specified in its charter)

 California
(State or other jurisdiction of incorporation)

000-21864	84-0672714
(Commissioner File Number)	(IRS Employer Identification No.)

557 Roy Street Suite 125 Seattle, WA 98109
(Address of principal executive offices)

(888) 985-8881
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

Effective December 9, 2008, Sendio s.r.o (“Sendio”), a wholly owned subsidiary of Vu1 Corporation (“Vu1”) entered into a purchase agreement (the “Purchase Agreement”) with Milan Gottwald (“Gottwald”), an individual, for certain land and buildings (principally office and manufacturing facilities) located in the city of Olomouc in the Czech Republic (the “Premises”) that Sendio currently rents from Gottwald pursuant to a lease agreement entered into on May 28, 2008 and which terminates on June 30, 2009.  The scheduled closing date for ownership transfer of the Premises is July 1, 2009.

Vu1 intends to utilize the Premises to continue its development of the manufacturing processes of Vu1’s Electron Stimulated Luminescence™ (ESL™) technology, which will serve as the baseline for a new, full-featured, energy efficient light bulb that does not contain mercury.  The Premises includes approximately 765,000 square feet of office and manufacturing facilities.

The purchase price for the Premises is CZK 179,000,000 (approximately $9.0 million USD) (the “Purchase Price”).  The Premises are currently being leased by Sendio, and pursuant to the current lease, on May 29, 2008, Sendio paid a deposit of CZK 4,000,000 to Gottwald to be offset against future rent.  Pursuant to the Purchase Agreement, the parties have agreed that such advance lease payment shall be considered an advance on the Purchase Price. The remaining balance of the Purchase Price is payable by means of an escrow account, with payments made by Sendio into the escrow account in individual installments as follows:

1.	CZK 11,000,000 payable into the escrow account by February 28, 2009;
2.	CZK 2,500,000 payable into the escrow account by April 30, 2009;
3.	CZK 3,000,000 payable into the escrow account by May 5, 2009;
4.	CZK 153,130,000 payable into the escrow account by June 30, 2009; and
5.	CZK 5,370,000 payable into the escrow account by June 30, 2009.

Also effective December 9, 2008, as additional inducement for Gottwald to enter into the Purchase Agreement, Vu1 entered into a Deed of Guarantee with Gottwald under which it guaranteed up to CZK 13,500,000 (approximately $675,000) of payments by Sendio under the Purchase Agreement.  The guarantee expires upon full payment by Sendio of those payments scheduled under the Purchase Agreement through April 30, 2009 (i.e. those payments listed in 1-2 above).

The Purchase Agreement and Guarantee were entered into in late November 2008; however, neither agreement became effective or enforceable until December 9, 2009, the date on which certain conditions were satisfied.

This summary of terms of the Purchase Agreement and Deed of Guarantee, is qualified in its entirety to Exhibit 10.1 and Exhibit 10.2 attached to this Form 8-K.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits:

Exhibit Number	Description

10.1	Purchase Agreement between Sendio s.r.o. and Milan Gottwald, dated November 25, 2008
10.2	Deed of Guarantee between Vu1 Corporation and Milan Gottwald, dated November 24, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2008	By:	/s/ Matthew DeVries
Matthew DeVries
Chief Financial Officer